Exhibit 21.1

                             SUBSIDIARIES OF HEXCEL

ACM Holdings Corporation (DE)
Clark-Schwebel Corporation (DE)
Clark-Schwebel Holding Corp. (DE)
CS Tech-Fab Holding, Inc. (DE)
Hexcel (UK) Limited
Hexcel Beta Corp. (DE)
Hexcel Chemical Products Limited (UK)
Hexcel China Holdings (Mauritius)
Hexcel Composites GmbH (Austria)
Hexcel Composites GmbH (Germany)
Hexcel Composites Limited (UK)
Hexcel Composites S.A. (Belgium)
Hexcel Composites S.A. (France)
Hexcel Composites, S.A. (Spain)
Hexcel Composites S.r.l. (Italy)
Hexcel do Brasil Servicos S/C Ltda (Brazil)
Hexcel Fabrics S.A. (France)
Hexcel Far East (CA)
Hexcel Foreign Sales Corporation (Barbados)
Hexcel Foundation (CA)
Hexcel Holding B.V. (Netherlands)
Hexcel Holdings (UK) Limited (UK)
Hexcel International (CA)
Hexcel Omega Corporation (CA)
Hexcel Overseas Ltd. (UK)
Hexcel Pacific Rim Corporation (CA)
Hexcel Pacific Rim Corporation (DE)
Hexcel Pottsville Corporation (DE)
Hexcel S.A. (France)
Hexcel Structures and Interiors GmbH (Germany)
Hexcel Technologies Inc. (DE)